Fourth Quarter 2022 Earnings Presentation JANUARY 26, 2023

1 Forward-Looking Statements Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target,“ “outlook,” “project,” “guidance,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Measures: This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation.

2 $460 million Income Before Income Taxes (+5% vs. 2021) Fourth Quarter and Full Year 2022 Results | 2 $29 billion Total Period End Loans (+19% vs. 12/31/2021) $30 billion Total Period End Deposits (+4% vs. 12/31/2021) 12% Full-Year Operating Leverage 1 All figures shown on an end of period basis with comparisons to the third quarter of 2022 unless otherwise noted. 2 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 3 Based on net income available to common equity. Associated Banc-Corp Reports Fourth Quarter 2022 Net Income Available to Common Equity of $106 Million, or $0.70 per Common Share ▪ Total average loan growth of $1.1 billion (+4%) ▪ Total average deposit growth of $453 million (+2%) ▪ Net interest income of $289 million (+9%) ▪ Net interest margin expanded by 18 bps ▪ Pre-tax income up 10%; pre-tax pre-provision income2 up 11% ▪ Return on average equity of 10.81%; return on average tangible common equity2 of 16.15% ▪ CET1 ratio of 9.35% ▪ NCOs / Average Loans (annualized) of 0.02% in 4Q ▪ $20 million build in provision for credit losses on loans ▪ ACLL / Loans increased slightly to 1.22% 4Q 2022 Highlights1 $355 million Net Income Available to Common Equity (+6% vs. 2021) 2022: The Most Profitable Year in ASB History3 $493 million Pre-Tax Pre-Provision Income2 (+41% vs. 2021)

3 EoP Loan Change (9/30/2022 to 12/31/2022) Total loans continued to grow in most key categories, but at a slower pace than the prior quarter Quarterly Loan Trends $(237) $(3) $8 $16 $41 $51 $78 $116 $131 $197 $265 $320 Mortgage Warehouse Home Equity and Other Cons. CRE Investor Power & Utilities General Commercial REIT ($ in millions) Credit Cards CRE Construction Auto Finance Commercial & Business Lending Commercial Real Estate Consumer Lending ABL + Equipment All Other Specialized Residential Mortgage $1.0 $1.2 $1.6 $1.9 $2.2 $7.8 $7.7 $7.9 $8.2 $8.4 $6.1 $6.2 $6.4 $6.8 $7.1 $9.0 $9.1 $9.6 $10.2 $10.5 $23.8 $24.1 $25.4 $27.1 $28.2 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer Average Quarterly Loans

4 $1.3 $1.2 $1.1 $0.9 $1.7 $8.3 $8.3 $8.2 $7.8 $8.1 $5.4 $5.2 $5.8 $6.2 $6.6 $7.7 $8.4 $9.4 $9.1 $9.9 $22.7 $23.1 $24.5 $24.1 $26.2 2018 2019 2020 2021 2022 Annual Loan Trends Successful deployment of our consumer and commercial lending initiatives drove broad growth in 2022 ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer ($ in millions) $(581) $4 $18 $95 $281 $307 $346 $352 $696 $874 $944 Power & Utilities Mortgage Warehouse REIT Home Equity & Other Cons. CRE Investor General Commercial All Other Specialized EoP Loan Change (12/31/2021 to 12/31/2022)Average Annual Loans Credit Cards CRE Construction ABL + Equipment Auto Finance Residential Mortgage $1,239 Commercial & Business Lending Commercial Real Estate Consumer Lending

Growing and Expanding our Lending Capabilities

Our strategic lending initiatives have provided additional versatility to drive balanced growth

Progress Update | **Balance Trends** ($ in millions)

Core Commercial[1]

- Increasing our total commercial and business relationship manager ranks by 35% from March 2021 to December 2022 enabled us to surpass our core commercial loan growth target in 2022



$15,550
$17,639
$17,000 +
12/31/21
12/31/22
12/31/22 Target

New Asset-Based Lending & Equipment Finance[2]

- This core growth has been augmented by momentum in our asset-based lending and equipment finance portfolios, where we comfortably achieved our combined target of $300 million for 2022



$67
$348
$300 +
12/31/21
12/31/22
12/31/22 Target

Auto Finance

- Our experienced auto finance team is continuing to execute a prime/super-prime growth strategy, **but we've selectively** slowed our production to align with current market conditions



$143
$1,382
$1,400
12/31/21
12/31/22
12/31/22 Target

[1] Includes $111 million of legacy baseline asset-based lending & equipment finance balances and excludes the balances captured in footnote 2.
[2] Reflected as balance growth above the 3Q 2021 legacy baseline of $111 million; the baseline balances are reflected in Core Commercial above.

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6 Average Quarterly Deposits $0.8 $0.7 $0.8 $0.9 $0.9 $1.4 $1.3 $1.3 $1.2 $1.5 $6.9 $7.0 $6.9 $7.3 $7.4 $4.4 $4.5 $4.7 $4.7 $4.7 $6.5 $6.7 $6.4 $6.6 $6.8 $8.4 $8.3 $8.1 $8.1 $8.1 $28.4 $28.6 $28.2 $28.9 $29.3 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Quarterly Deposit Trends Average deposits grew by 2% vs. the prior quarter, led by growth in core customer deposits ($ in billions) $28 $190 $235 Core Customer Deposits1 Brokered CDs Network Transaction Deposits Average Deposit Change (4Q 2022 vs. 3Q 2022) ($ in millions) 1 Reflects total deposits, excluding brokered CDs and network transaction deposits. Time Deposits Savings Money Market Network Transaction Deposits Noninterest-Bearing Demand Interest-Bearing Demand +0.8%

7 $2.1 $1.9 $1.4 $0.9 $0.8 $2.8 $3.1 $2.3 $1.5 $1.3 $7.3 $7.0 $6.5 $6.9 $7.2 $1.9 $2.4 $3.3 $4.1 $4.7 $4.8 $5.1 $5.6 $6.1 $6.6 $5.2 $5.2 $6.9 $8.1 $8.2 $24.1 $24.7 $26.0 $27.7 $28.8 2018 2019 2020 2021 2022 Annual Deposit Trends Time Deposits Savings Money Market Network Transaction Deposits In 2022, average annual deposits grew for the 11th consecutive year Noninterest-Bearing Demand Interest-Bearing Demand ($ in billions) Average Annual Deposits +4% $63 $190 $672 Average Deposit Change (4Q 2022 vs. 4Q 2021) ($ in millions) Core Customer Deposits1 Brokered CDs Network Transaction Deposits 1 Reflects total deposits, excluding brokered CDs and network transaction deposits. +2.4%

8 Full-year impact expected in 2023 Growing and Expanding our Deposit Capabilities Several initiatives are underway to build on our deposit growth momentum into 2023 and beyond 21% increase in commercial RMs vs. 2021, with a 57% increase in new customer names Sharpened focus on TM, HSA and other deposit- centric businesses October: Launched new digital account opening platform for consumers and small businesses December: Launched new Mass Affluent initiative Full-year impact expected in 2023 Full-year impact expected in 2023 Growth begins in 2023 Launching several new consumer products and enhancements beginning in 2Q 2023 Shifting marketing spend to an acquisition focus; new brand campaign to launch February 2023 20232022 1 Year-over-year growth based on fourth quarter average balances. Core customer deposits reflect total deposits, excluding brokered CDs and network transaction deposits. 2.4% Core Customer Deposit Growth1 3% - 5% Est. Core Customer Deposit Growth1

9 Pre-Tax Pre-Provision Income1 Trends Strong revenue growth and disciplined expense management are driving positive operating leverage ($ in millions) 1 This is a non-GAAP financial measure. Please refer to the appendix for a reconciliation of pre-tax pre-provision income to income before income taxes. Given the adoption of CECL and the volatility of provision, we believe pre-tax pre-provision income provides meaningful disclosure to investors regarding the Company’s operations. 4Q21 Pre- Tax Income 4Q21 Provision 4Q21 PTPP Income 4Q22 Pre- Tax Income 4Q22 Provision 4Q22 PTPP Income FY21 Pre- Tax Income FY21 Provision FY21 PTPP Income FY22 Pre- Tax Income FY22 Provision FY22 PTPP Income 4Q 2022 vs. 4Q 2021 FY 2022 vs. FY 2021 ($ in millions) +79% +41%

10 Average Yields (%) Average Yield Trends 2.88 3.36 4.62 5.93 2.48 2.98 4.29 5.55 3.52 3.50 3.75 4.12 2.89 2.97 3.12 3.22 1.96 2.29 2.42 2.57 0.26 0.36 0.81 1.58 0.07 0.16 0.50 1.13 1Q 2022 2Q 2022 3Q 2022 4Q 2022 ASB’s balance sheet continues to benefit from loan growth and the rising rate environment Total Residential Mortgage Loans Commercial & Business Lending Loans Commercial Real Estate Loans Total Interest-Bearing Liabilities Total Interest-Bearing Deposits Auto Finance Loans Asset & Liability Yield / Rate Trends (%) Rate on Total Interest- Bearing Liabilities Yield on Total Earning Assets 2.59 2.60 2.97 3.72 4.46 0.27 0.26 0.36 0.81 1.58 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Investments and Other

11 $187 $188 $216 $264 $289 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Net Interest Income & Net Interest Margin Trends ($ in millions) NII and NIM continued to grow in 4Q, driven by rising loan yields and controlled deposit costs Quarterly Net Interest Income Quarterly Net Interest Margin 3.31% 3.13% 2.71% 2.42% 2.40%

12 Interest Rate Risk Management While ASB remains well-positioned to benefit from higher rates, we continue to manage the downside risk Estimated NII Sensitivity Profile Δ in interest rates 2Q 22 3Q 22 4Q 22 +200 bps ramp over 12 months 10.8% 9.2% 7.8% +100 bps ramp over 12 months 5.4% 4.6% 3.9% -100 bps ramp over 12 months (5.0%) (4.3%) (3.4%) 1 Beta calculated as change in quarterly average yield from 4Q 2021 to 4Q 2022 vs. change in average Fed Effective Rate. Fed data derived from St. Louis FRED database. ▪ We’ve decreased our reliance on higher-beta network and wholesale funding since the last rate cycle (19% of total funding in 4Q 2022 vs. 30% in 4Q 2016) ▪ This higher-beta funding has been replaced by lower-cost, core customer deposits, helping us drive cumulative interest-bearing deposit betas of ~30% in 20221 ▪ In the second half of 2022, we executed over $2 billion of received fixed swaps Increased received fixed swaps from $850 million in 3Q 2022 to over $2 billion in 4Q 2022

13 Noninterest Income Trends ($ in millions) ($ in millions) Noninterest income remains pressured by market dynamics and customer-friendly fee adjustments 1 This is a non-GAAP financial measure. Please refer to the appendix for a reconciliation of fee-based revenue to noninterest income. 2 Other noninterest income is primarily comprised of bank and corporate owned life insurance, asset gains (losses), net and investment securities gains (losses), net. Service Charges & Deposit Account FeesNoninterest Income Trends Card-Based Fees & Other Fee-Based Revenue ($ in millions) $11 $10 $11 $11 $11 $4 $4 $4 $4 $3 $15 $14 $16 $16 $14 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Other Fee-Based RevenueCard-Based Fees $17 $17 $17 $15 $14 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 $55 $53 $54 $51 $49 $8 $8 $6 $2 $2 $10 $9 $8 $8 $6 $9 $4 $8 $10 $5 $82 $74 $75 $71 $62 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Fee-Based Revenue1 Capital Markets, net Mortgage Banking, net Other2

14 $108 $105 $113 $118 $118 $21 $21 $21 $23 $25 $51 $47 $48 $49 $53 $3 $6 $182 $173 $181 $196 $197 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Noninterest Expense / Average Assets (%) Fully Tax-Equivalent Efficiency Ratio2 (%)Noninterest Expense Trends Noninterest Expense Trends 1 Other expenses are primarily comprised of occupancy, business development & advertising, equipment, legal & professional, and FDIC assessment costs. 2 This is a non-GAAP financial measure. Please refer to the appendix for a reconciliation of the fully tax-equivalent efficiency ratio to the Federal Reserve efficiency ratio. ($ in millions) We continue to invest in people and technology while keeping expense growth below total revenue growth 2.06 2.04 FY 2021 FY 2022 Fully Tax-Equivalent Efficiency Ratio Federal Reserve Efficiency Ratio 67.4 65.7 61.5 60.3 55.5 65.5 63.8 59.8 58.8 54.1 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Personnel Expense Other1 Technology Expense Charitable Contributions

15 Year-End 2023 Capital Targets (%) $17.87 $17.29 $17.37 $17.32 $17.73 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Tangible Book Value / Share 6.97 4Q 2022 TCE Ratio YE2023 Target Range 4Q 2022 Regulatory Capital Ratios (%) 9.35 9.95 11.33 Common Equity Tier 1 Capital Tier 1 Capital Total Capital 1 Tangible common equity / tangible assets. This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. We are managing capital levels toward our target ranges, while holding TBVPS steady Capital Profile 9.35 4Q 2022 CET1 Ratio YE2023 Target Range 7.25 9.50 6.75 9.00 1

16 ACLL / Total Loans (%)4Q 2022 ACLL1 Update ▪ ACLL ($) increased $19 million from the prior quarter to $351 million, largely driven by loan growth and stable credit factors ▪ Net charge offs of only $1 million in FY 2022 ▪ CECL forward-looking assumptions based on Moody’s November 2022 Baseline forecast 1 Includes funded and unfunded reserve for loans, excludes reserve for HTM securities. ($ in thousands) Our ACLL increased slightly to 1.22%, with an allowance build largely driven by loan growth Allowance for Credit Losses on Loans (ACLL) Update 1.32 1.30 1.20 1.20 1.22 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Loan Category ACLL ACLL / Loans ACLL ACLL / Loans ACLL ACLL / Loans C&BL 119,997$ 1.27% 135,200$ 1.28% 141,652$ 1.32% CRE - Investor 73,739 1.68% 61,404 1.21% 55,108 1.08% CRE - Construction 53,229 2.94% 52,557 2.86% 66,171 3.07% Residential Mortgage 40,787 0.54% 38,907 0.47% 38,298 0.45% Other Consumer 32,038 3.08% 44,610 2.20% 50,267 2.18% Total 319,791$ 1.32% 332,680$ 1.20% 351,496$ 1.22% 12/31/20229/30/202212/31/2021

17 Net Charge Offs (Recoveries) and ProvisionDelinquent Loans / EoP Total Loans (%) Nonaccrual LoansTotal Nonperforming Assets Credit Quality Trends $63 $61 $60 $63 $68 $61 $81 $47 $38 $29 $6 $0 $1 $16 $14 $130 $143 $108 $116 $111 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 0.06% 0.05% 0.07% 0.07% 0.12% 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Credit remains benign with NPAs, NALs and NCOs all declining vs. the prior quarter ($ in millions) ($ in millions) Accruing Loans 30-89 Days Past Due CREConsumer $130 $143 $108 $116 $111 $30 $18 $18 $16 $15 $160 $161 $126 $133 $126 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 ($ in millions) $6 $(2) $0 $2 $1 $(6) $(4) $(0) $17 $20 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Total Net Charge Offs (Recoveries) Provision for Credit Losses on Loans Commercial & Business LendingNonaccrual Loans OREO

18 Balance Sheet Management Net Interest Income & Noninterest Income ▪ Total net interest income & noninterest income growth of 10% to 12% ▪ Net interest income (GAAP) growth of 15% to 17% ▪ Noninterest income compression of 6% to 8% Expense Management ▪ Noninterest expense growth of 4% to 6% ▪ Effective tax rate of 20% to 21% Capital Targets ▪ Target TCE ratio range of 6.75% to 7.25% ▪ Target CET1 ratio range of 9.00% to 9.50% 1 Projections are on an end of period basis as of and for the year ended 12/31/2023 as compared to 12/31/2022. ▪ Total loan growth of 7% to 9% ▪ Target investments/total assets ratio of 18% to 20% 2023 Full-Year Outlook1

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Appendix

21 Additional Loan Trends ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer ($ in millions) Commercial & Business Lending Commercial Real Estate Consumer Lending $(133) $5 $8 $39 $51 $104 $121 $137 $156 $157 $220 $275 Mortgage Warehouse Home Equity and Other Cons. CRE Investor Power & Utilities General Commercial REIT Credit Cards CRE Construction Auto Finance ABL + Equipment All Other Specialized Residential Mortgage Average Loan Change (3Q 2022 to 4Q 2022)EoP Quarterly Loan Trends $1.0 $1.4 $1.7 $2.0 $2.3 $7.6 $7.6 $8.0 $8.3 $8.5 $6.2 $6.2 $6.6 $6.9 $7.2 $9.4 $9.3 $10.2 $10.6 $10.8 $24.2 $24.5 $26.5 $27.8 $28.8 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022

22 Total Loans Outstanding Balances as of December 31, 2022 Well-diversified $29 billion loan portfolio ($ in millions) 1 All values as of period end. 2 North American Industry Classification System. 12/31/2022 1 % of Total Loans 12/31/2022 1 % of Total Loans C&BL (by NAICS 2 ) CRE (by property type) Manufacturing & Wholesale Trade 2,182$ 7.6% Multi-Family 2,487$ 8.6% Utilities 2,160 7.5% Industrial 1,640 5.7% Real Estate (includes REITs) 1,982 6.9% Office/Mixed 1,296 4.5% Mortgage Warehouse 600 2.1% Retail 683 2.4% Finance & Insurance 577 2.0% Single Family Construction 491 1.7% Retail Trade 468 1.6% Hotel/Motel 212 0.7% Construction 440 1.5% Land 83 0.3% Health Care and Social Assistance 412 1.4% Mobile Home Parks 65 0.2% Professional, Scientific, and Tech. Serv. 331 1.2% Parking Lots and Garages 9 0.0% Rental and Leasing Services 323 1.1% Other 271 0.9% Transportation and Warehousing 306 1.1% Total CRE 7,236$ 25.1% Waste Management 229 0.8% Accommodation and Food Services 88 0.3% Consumer Arts, Entertainment, and Recreation 84 0.3% Residential Mortgage 8,512$ 29.6% Management of Companies & Enterprises 81 0.3% Auto Finance 1,382 4.8% Information 77 0.3% Home Equity 624 2.2% Financial Investments & Related Activities 74 0.3% Credit Cards 132 0.5% Mining 33 0.1% Student Loans 76 0.3% Public Administration 27 0.1% Other Consumer 87 0.3% Educational Services 27 0.1% Total Consumer 10,813$ 37.5% Agriculture, Forestry, Fishing and Hunting 0 0.0% Other 248 0.9% Total C&BL 10,751$ 37.3% Total Loans 28,800$ 100.0%

23 Wisconsin 28% Illinois 23% Minnesota 10% Other Midwest 14% Texas 4%Other 22% Manufacturing & Wholesale Trade 20% Real Estate 18% Power & Utilities 20% Mortgage Warehouse 6% 1 Excludes Other Consumer portfolio. 2 Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. Wind 38% Natural Gas 32% Solar 20% Transmission, Control and Distribution 2% Geothermal 3% Other 5% Wisconsin 24% Illinois 14% Minnesota 7% Texas 5% Other Midwest 11% Other 38% Wisconsin 23% Illinois 15% Minnesota 9% Other Midwest2 23% Texas 6% Other 24% 2 2 Loan Stratification Outstanding Balances as of December 31, 2022 C&BL by Geography $10.8 billion Power & Utilities Lending $2.2 billion C&BL by Industry $10.8 billion Total Loans1 CRE by Geography $7.2 billion CRE by Property Type $7.2 billion Multi-Family 34% Retail 9% Office / Mixed Use 18% Industrial 23% 1-4 Family Construction 7% Hotel / Motel 3% Other 6%

Reconciliation and Definitions of Non-GAAP Items

($ in millions)

Pre-Tax Pre-Provision Income Reconciliation[1]	4Q 2021	4Q 2022	YTD Dec 2021	YTD Dec 2022
Income before income taxes	$92	$134	$436	$460
Provision for credit losses	(6)	20	(88)	33
Pre-tax pre-provision income	$86	$154	$348	$493

Average Tangible Common Equity Reconciliation[2]	4Q 2022
Common equity	$3,798
Goodwill and other intangible assets, net	(1,155)
Tangible common equity	$2,642

Selected Trend Information[3]	4Q 2021	1Q 2022	2Q 2022	3Q 2022	4Q 2022
Wealth management fees	$23	$22	$21	$20	$20
Service charges and deposit account fees	17	17	17	15	14
Card-based fees	11	10	11	11	11
Other fee-based revenue	4	4	4	4	3
Fee-based revenue	55	53	54	51	49
Other	26	22	22	20	13
Total noninterest income	$82	$74	$75	$71	$62

[1] Management believes this measure is meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods.
[2] This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.
[3] These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation's results of operations.

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Reconciliation and Definitions of Non-GAAP Items

($ in millions)

Efficiency Ratio Reconciliation	4Q 2021	1Q 2022	2Q 2022	3Q 2022	4Q 2022
Federal Reserve efficiency ratio	67.36%	65.71%	61.53%	60.32%	55.47%
Fully tax-equivalent adjustment	(1.10)%	(1.13)%	(0.98)%	(0.87)%	(0.77)%
Other intangible amortization	(0.82)%	(0.84)%	(0.76)%	(0.67)%	(0.62)%
Fully tax-equivalent efficiency ratio[1]	65.46%	63.76%	59.80%	58.79%	54.08%

The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net.

Tangible Common Equity and Tangible Assets Reconciliation[2]	4Q 2021	1Q 2022	2Q 2022	3Q 2022	4Q 2022
Common equity	$3,832	$3,755	$3,766	$3,760	$3,821
Goodwill and other intangible assets, net	(1,163)	(1,161)	(1,159)	(1,156)	(1,154)
Tangible common equity	$2,669	$2,594	$2,608	$2,603	$2,667
Total assets	$35,104	$34,956	$37,236	$38,050	$39,406
Goodwill and other intangible assets, net	(1,163)	(1,161)	(1,159)	(1,156)	(1,154)
Tangible assets	$33,941	$33,795	$36,077	$36,893	$38,251

[1] This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods.

[2] The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

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